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                                                  EXHIBIT 24
                         POWER OF ATTORNEY



                                   KNOW ALL MEN BY THESE PRESENTS, that
 each of the undersigned, being a director or officer, or both, of FIRST ENTERPRISE FINANCIAL GROUP, INC., (hereinafter called the "Company"), does hereby constitute and appoint PAUL A. STINNEFORD, as the true and lawful attorneys and agents of the undersigned, with full power to file or deliver any and all instruments and to do all acts and things which said attorney and agent deem advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Securities Act of 1,015,569 shares of common stock issued pursuant to the Company's 1992 Stock Option Plan as Amended and Restated and the 1,246,511 shares of common stock issuable under the 1992 Stock Option Plan as Amended and Restated, the 1995 Nonqualified Director Stock Option Plan, and the 1995 Employee Stock Purchase Plan, including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his name as a director or officer, or both, of the Company, as indicated below opposite his signature, to the registration statement, or any amendment, post-effective amendment, or papers supplemental thereto to be filed in respect to said shares of common stock of the Company; and the undersigned does hereby fully ratify and confirm that the said attorney and agent shall do or cause to be done by virtue hereof.

                                   This Power of Attorney may be executed
 in two or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

                                   IN WITNESS WHEREOF, each of the
 undersigned has executed this Power of Attorney this 26th day of July, 1996.

             NAME                               TITLE



 /s/ MICHAEL P. HARRINGTON         Chairman of the Board and
 Michael P. Harrington             President (Principal Executive
                                   Officer)



 /s/ ROBERT J. HARKER              Director and Vice President
 Robert J. Harker                  and Controller (Chief
                                   Accounting Officer)



 /s/ PAUL A. STINNEFORD            Director, Vice President,
 Paul A. Stinneford                Secretary, and
                                   General Counsel



 /s/ JAN W. ERFERT                 Vice President and
 Jan W. Erfert                     Treasurer (Chief Financial
                                   Officer)